Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the second quarter and six months ended June 30, 2016

Company to Hold Conference Call on Tuesday, August 9, 2016, at 8:30 AM ET

FUZHOU, China, August 8, 2016 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its unaudited financial results for the second quarter and six months ended June 30, 2016.

The Company's recent notable events are as follows:

●	July 20, 2016: The Company announced that it has declared a cash dividend of $0.01 per share of common stock outstanding. The dividend was payable in cash on or about August 15, 2016 to shareholders of record on July 31, 2016. This marks the seventh consecutive quarterly dividend paid by the Company, which it intends to continue paying on a quarterly basis.

●	August 4, 2016: The Company announced that thirteen fishing vessels controlled by the Company have obtained fishing licenses from the Ministry of Agriculture and Fisheries of Democratic Republic of Timor-Leste and are expected to operate in the sea area of Democratic Republic of Timor-Leste.

●	During the three months ended June 30, 2016, the Company continued to resell fish purchased from third parties to satisfy customer demands. The resale generated a positive gross margin on such sales. The positive gross margin in these reselling activities partially offset the decrease in the Company’s overall gross margin for the three and six months ended June 30, 2016.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “In the first half of 2016, our management team was dedicated in expansion of our fishing territories and region. Recently, we were pleased to announce that we will operate thirteen of our fishing vessels in the sea area of Democratic Republic of Timor-Lest. We have seen demand in China for natural seafood products continue to increase; we believe this is driven in part by the impact of the Indonesia moratorium. We will continue to explore new areas in which to deploy our vessels and solidify our position as a leading fishing company in China.”

Factors Affecting Pingtan’s Results of Operation – Indonesia Moratorium

Among the company’s 135 fishing vessels, 13 of these vessels have obtained fishing licenses from the Ministry of Agriculture and Fisheries of Democratic Republic of Timor-Leste and will operate in the sea area of Democratic Republic of Timor-Leste; 12 vessels are operating in the Bay of Bengal in India; 6 vessels are licensed to operate in Western and Central Pacific Ocean of the international waters and the remaining vessels are licensed to operate in Arafura sea of Indonesia.

As previously disclosed in Form 10-K and 10-Q the Company filed in 2015 and 2016, in early December 2014 the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters were informed by the Indonesian government to operate within strict guidelines and subsequently to cease operation, in order to avoid potential enforcement actions by the Indonesian Navy such as boat seizures.

Pingtan Marine Enterprise, Ltd.	Page 2
August 8, 2016

To cooperate and comply with the Indonesian government’s fishing license check procedures; the Company reduced its operations in January 2015. Since February 2015, Pingtan has ceased operations of the vessels in Indonesian waters. Since the Company derives a majority of its revenue from this area, this ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process, although this has not yet occurred. In the interim, the Company’s financial results will continue to be materially adversely affected by this moratorium.

Second Quarter 2016 Financial Highlights (all results are compared to prior year period)

●	As a result of the above, revenue was $2.1 million compared to $15.3 million.

●	Gross loss was $3.0 million compared to gross profit of $1.2 million, and gross margin was (144.5%) compared to 7.9%, due to the moratorium described above.

●	Net loss was $4.5 million, or $0.05 per basic and diluted share, compared to net loss of $1.6 million, or $0.02 per basic and diluted share.

Second Quarter 2016 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended June 30,
	2016	2015
	(Unaudited)	(Unaudited)
Revenue	$2.1	$15.2
Cost of Revenue	$5.1	$14.0
Gross (loss) Profit	$(3.0)	$1.2
Gross Margin	(144.5%)	7.9%
Net Loss	$(4.5)	$(1.6)
Basic and Diluted Weighted Average Shares (((Outstanding	79.1	79.1
EPS (in $)	$(0.05)	$(0.02)

Balance Sheet Highlights

($ in millions, except per share data)	6/30/2016	12/31/2015
	(Unaudited)	(Audited)
Cash and Cash Equivalents	$2.6	$11.4
Total Current Assets	57.3	91.9
Total Assets	229.5	231.9
Total Current Liabilities	45.6	42.5
Total Long-term Debt, net of current portion	32.0	22.5
Total Liabilities	77.6	65.0
Shareholders’ Equity	151.9	166.9
Total Liabilities and Shareholders’ Equity	229.5	231.9
Book Value Per Share (in $)	$1.92	$2.11

Pingtan Marine Enterprise, Ltd.	Page 3
August 8, 2016

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business, sales of frozen fish and other marine catches, for the three months ended June 30, 2016, were $2.1 million compared to $15.3 million for the same period in 2015. The decrease was primarily due to significant decrease in sales volumes, as the Company temporarily ceased its operations in the Indonesia waters since February 2015 due to the moratorium described above.

For the six months ended June 30, 2016, the Company’s revenues were $6.2 million compared to $44.0 million in the first half of 2015. The decrease was primarily due to decrease in sales volume due to the moratorium described above.

Gross Margin

The Company’s gross margin was (144.5%) for the three months ended June 30, 2016, compared to 7.9% in the prior-year period. The significant decrease was primarily due to the reduced scale of operations resulting from the moratorium, which is reflected in the allocation of fixed costs, mainly consisting of depreciation and maintenance fees, to cost of revenue. The maintenance fees, representing ordinary repairs and maintenance, were performed to maintain vessels in operating condition in the periods.

For the six months ended June 30, 2016, gross margin decreased to (102.2%) from 28.8% in the same period of 2015, the decrease was primarily due to the same reasons described above.

Selling Expenses

Selling expenses were $0.07 million for the three months ended June 30, 2016, compared to $0.3 million in the prior-year period.

For the six months ended June 30, 2016, selling expenses were $0.4 million, compared to $1 million in the same period of 2015.

General & Administrative Expenses

For the three months ended June 30, 2016, general and administrative expenses were $0.9 million, compared to $0.4 million in the prior-year period.

For the six months ended June 30, 2016, general and administrative expenses were $2.4 million compared to $1.8 million in the same period of 2015.

Net Income/Loss

For the three months ended June 30, 2016, net loss was $4.5 million, or $0.05 per basic and diluted share, compared to net loss of $1.6 million, or $0.02 per basic and diluted share, in the same period of 2015. The decrease was primarily due to the factors described above.

For the six months ended June 30, 2016, the Company’s net loss was $10 million, or $0.12 per basic and diluted share, compared to net income of $6.8 million, or $0.09 per basic and diluted share, in the same period of 2015.

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August 8, 2016

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Tuesday, August 9, 2016, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q2-2016. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing, a provider of high quality seafood in the PRC, primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectation that its continued expansions in new fishing territories would support it to solidify its position as a leading fishing company in China. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 5
August 8, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

REVENUE	$2,104,351	$15,254,003	$6,219,449	$43,986,827

COST OF REVENUE	5,145,118	14,047,666	12,572,928	31,313,955

GROSS (LOSS) PROFIT	(3,040,767)	1,206,337	(6,353,479)	12,672,872

OPERATING EXPENSES:
Selling	71,199	291,765	414,219	997,285
General and administrative	910,813	369,088	2,378,284	1,813,302

Total Operating Expenses	982,012	660,853	2,792,503	2,810,587

(LOSS) INCOME FROM OPERATIONS	(4,022,779)	545,484	(9,145,982)	9,862,285

OTHER INCOME (EXPENSE):
Interest income	902	68,787	3,269	88,019
Interest expense	(395,859)	(1,085,551)	(918,124)	(2,039,195)
Foreign currency transaction (loss) gain	(477,077)	22,933	(456,280)	60,314
Grant income	96	-	154,543	-
Gain from cost method investment	381,537	420,698	381,537	420,698
Loss on equity method investment	(7,811)	(13)	(18,127)	(3,358)
Loss on fixed assets disposal	-	(1,556,353)	-	(1,556,353)
Other expense	(153)	(50)	(417)	(213)

Total Other Expense, net	(498,365)	(2,129,549)	(853,599)	(3,030,088)

(LOSS) INCOME BEFORE INCOME TAXES	(4,521,144)	(1,584,065)	(9,999,581)	6,832,197

INCOME TAXES	587	-	1,000	-

NET (LOSS) INCOME	$(4,521,731)	$(1,584,065)	$(10,000,581)	$6,832,197

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(296,844)	(102,069)	(675,315)	90,946

NET (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(4,224,887)	$(1,481,996)	$(9,325,266)	$6,741,251

COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	(4,521,731)	(1,584,065)	(10,000,581)	6,832,197
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(4,255,671)	465,695	(3,376,248)	1,112,451
COMPREHENSIVE (LOSS) INCOME	$(8,777,402)	$(1,118,370)	$(13,376,829)	$7,944,648
LESS: COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(633,494)	(64,813)	(942,942)	322,530
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(8,143,908)	$(1,053,557)	$(12,433,887)	$7,622,118

NET (LOSS) INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$(0.05)	$(0.02)	$(0.12)	$0.09

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

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August 8, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN U.S. DOLLARS)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,604,108	$11,448,684
Restricted cash	3,046,633	1,577,642
Accounts receivable, net of allowance for doubtful accounts	3,238,645	12,575,042
Inventories, net of reserve for inventories	7,098,524	2,336,167
Advances to suppliers	34,871,877	35,994,146
Prepaid expenses	-	1,818
Prepaid expenses - related parties	2,777,748	4,640,166
Receivable from transferring equity method investment shares	-	15,406,659
Other receivables	77,574	78,051
Other receivables - related parties	3,578,693	7,887,527

Total Current Assets	57,293,802	91,945,902

OTHER ASSETS:
Cost method investment	3,161,032	3,235,398
Equity method investment	29,767,747	30,486,314
Prepayment for long-term assets	18,536,714	11,654,645
Property, plant and equipment, net	120,708,598	94,555,114

Total Other Assets	172,174,091	139,931,471

Total Assets	$229,467,893	$231,877,373

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$941,883	$978,353
Accounts payable - related parties	1,726,973	408,631
Short-term bank loans	22,365,200	21,971,438
Long-term bank loans - current portion	15,157,901	12,679,680
Accrued liabilities and other payables	5,429,213	5,044,049
Due to related parties	23,354	1,384,644

Total Current Liabilities	45,644,524	42,466,795

OTHER LIABILITIES:
Long-term bank loans - non-current portion	31,941,476	22,570,755

Total Liabilities	77,586,000	65,037,550

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at June 30, 2016 and December 31, 2015)	79,055	79,055
Additional paid-in capital	111,008,085	111,008,085
Retained earnings	23,411,673	34,318,040
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(7,434,972)	(4,326,351)
Total equity attributable to owners of the company	136,455,668	150,470,656
Non-controlling interest	15,426,225	16,369,167

Total Shareholders' Equity	151,881,893	166,839,823

Total Liabilities and Shareholders' Equity	$229,467,893	$231,877,373

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August 8, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Six Months Ended June 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(10,000,581)	$6,832,197
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	3,303,423	3,586,876
Decrease in allowance for doubtful accounts	(150,594)	(165,539)
Increase in reserve for inventories	2,800,637	-
Loss on equity method investment	18,127	3,358
Loss on disposal of fixed assets	-	1,556,353
Changes in operating assets and liabilities:
Accounts receivable	9,347,461	36,408,536
Inventories	(7,696,280)	10,070,950
Advances to suppliers	299,809	-
Prepaid expenses	1,806	(4,562,145)
Prepaid expenses - related parties	1,789,653	(7,371,070)
Deferred expenses - related parties	-	909,427
Other receivables	414	165,038
Accounts payable	(14,213)	24,810
Accounts payable - related parties	1,344,800	(2,300,861)
Advances from customers	-	(165,417)
Accrued liabilities and other payables	509,165	1,814,292
Due to related parties	-	2

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,553,627	46,806,807

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	-	22,582,549
Purchase of property, plant and equipment	(417,877)	(16,422)
Prepayments made for long-term assets	(38,406,218)	-
Proceeds from transferring equity method investment share	15,301,282	-
Payments for equity method investment	-	(40,897,788)

NET CASH USED IN INVESTING ACTIVITIES	(23,522,813)	(18,331,661)

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(IN U.S. DOLLARS)

	For the Six Months Ended June 30,
	2016	2015

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	8,118,455	6,972,517
Repayments of short-term bank loans	(7,204,822)	(6,077,698)
Proceeds from long-term bank loans	19,126,603	-
Repayments of long-term bank loans	(6,258,225)	(12,731,481)
Increase in restricted cash	(1,530,128)	-
Advances from related parties	2,653,620	2,000,000
Payments made for dividend	(1,581,101)	(790,551)
Capital contribution from non-controlling interest	-	65,436,461
Payments made to related parties in connection with the termination of VIE	-	(13,578,066)
Acquisition of fishing vessels from related parties under common control	-	(56,206,080)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	13,324,402	(14,974,898)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(199,792)	(41,522)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(8,844,576)	13,458,726

CASH AND CASH EQUIVALENTS - beginning of period	11,448,684	12,752,272

CASH AND CASH EQUIVALENTS - end of period	$2,604,108	$26,210,998

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,276,407	$2,126,455
Income taxes	$413	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$31,138,109	$-
Offset other receivables - related parties against due to related parties	$4,014,910	$-